UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2011

LTS Nutraceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-162469	27-0374885
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

450 East Las Olas Blvd.
Suite 830
Ft. Lauderdale, Florida 33301
 (Address of principal executive offices) (zip code)

(954) 462-8895
 (Registrant's telephone number, including area code)

Copies to:
Jolie Kahn, Esq.
61 Broadway, Suite 2820
New York, New York 10006
Phone: (212) 422-4910
Fax: (866) 705-3071

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On July 8, 2011, LTS Nutraceuticals, Inc. (the “Company”) disclosed to several of its shareholders the following information:

I am pleased to be able to report that our initial efforts look as if they may prove to be successful.

The retail arm of our company, LTS Brands, Inc., is off to a positive start.  As you may be aware, we recently acquired the rights to market Celadrin in the U.S. and are in the process of fulfilling our first orders. We currently have sales orders which aggregate an approximately $1.1 million in gross billings and expect sales orders from other major retail chains as well. We’ve just picked up four hundred additional Rite Aid stores. We expect our next retail product launch in the fall.

We are currently in the process of looking at a credit facility to finance the purchase of the retail products, as well as considering our next round of investor financing which will be used to fund our newly acquired and future anticipated orders.

As for the direct marketing arm, we will be launching a new compensation plan and a new and much improved back office program shortly which should secure distributor loyalty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LTS Nutraceuticals, Inc.

Dated: July 11, 2011	By:	/s/ Jerry Rayman
Name: Jerry Rayman